UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2010

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.
(Exact name of each registrant as specified in its charter)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip Code)

(303) 495-1200
(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Emergency Medical Services Corporation (“EMSC”) has appointed Todd G. Zimmerman as President of EMSC’s EmCare subsidiary, effective as of April 1, 2010.  On that date, Mr. Zimmerman resigned his position as General Counsel of EMSC.  Mr. Zimmerman continues as Executive Vice President of EMSC, where he will retain certain management and strategic responsibilities for EMSC.

In connection with Mr. Zimmerman’s appointment, EMSC modified the terms of Mr. Zimmerman’s employment agreement.  Under the terms of the revised agreement, Mr. Zimmerman’s salary will be modified to reflect an annual salary of $550,000 and he will continue to be eligible under EMSC’s Executive Officer Evaluation and Compensation Plan in 2010 on the same terms as prior to his new appointment.

Mr. Zimmerman, 44, has served as Executive Vice President and General Counsel of EMSC and its predecessor company since the formation of that company.  Until February 10, 2005, Mr. Zimmerman served as Executive Vice President and General Counsel of EmCare beginning in July 2002 and of AMR beginning in May 2004.  A copy of the press release announcing Mr. Zimmerman’s new position is attached hereto as Exhibit 99.1

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release of Emergency Medical Services Corporation, dated April 1, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES
CORPORATION
(Registrant)

April 7, 2010	By:	/s/ Randel G. Owen
Randel G. Owen
Executive Vice President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES L.P.
(Registrant)

	By:	Emergency Medical Services Corporation,
its General Partner

April 7, 2010	By:	/s/ Randel G. Owen
Randel G. Owen
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Emergency Medical Services Corporation, dated April 1, 2010.